EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                               BPK RESOURCES, INC.

                                       AND

                          BP PREFERRED ACQUISITION, LLC

                                 JULY ___, 2004



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                                TABLE OF CONTENTS

ARTICLE I:  MERGER OF CNF WITH AND INTO JLL AND RELATED MATTERS..............1
         1.1      The Purchase and Sale......................................1
ARTICLE II:  THE CLOSING.....................................................3
         2.1      Closing Date...............................................3
         2.2      Closing Transactions.......................................3
ARTICLE III:  CERTAIN CORPORATE ACTION.......................................5
         3.1      Organization and Qualification.............................5
         3.2      Authorization; Validity and Effect of Agreement............5
         3.3      No Conflict; Required Filings and Consents.................6
         3.4      Investment Intent..........................................6
         3.5      Brokers and Finders Fees...................................7
ARTICLE III:  CERTAIN CORPORATE ACTION.......................................7
         4.1      Organization and Qualification.............................7
         4.2      Authorization; Validity and Effect of Agreement............7
         4.3      No Conflict; Required Filings and Consents.................8
         4.4      Title to the Interests.....................................8
         4.5      Brokers and Finders........................................8
ARTICLE V:  AGREEMENTS OF THE PARTIES........................................8
         5.1      Access to Information......................................8
         5.2      Confidentiality............................................9
         5.3      Best Efforts; Consents.....................................9
         5.4      Further Assurances........................................10
         5.5      Public Announcements......................................10
         5.6      Notification of Certain Matters...........................10
         5.7      Prohibition on Trading in Securities......................11
         5.8      Schedules and Exhibits....................................11
ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER.......................11
         6.1      Conditions to Obligations of BP Acquisition...............11
         6.2      Conditions to Obligations of the Company..................12
         6.3      Other Conditions to Obligations of the
                  Company and BP Acquisition.............................. .12
ARTICLE VII:  INDEMNIFICATION...............................................13
         7.1      Indemnification by BP Acquisition.........................13
         7.2      Indemnification Procedures for Third-Party Claim..........13
         7.3      Indemnification Procedures for Non-Third Party Claims.....14
         7.4      Limitations on Indemnification............................15
         7.5      Exclusive Remedy..........................................15
         8.1      Termination...............................................15
         8.2      Procedure and Effect of Termination.......................16
ARTICLE IX:  MISCELLANEOUS..................................................16
         9.1      Entire Agreement..........................................16
         9.2      Amendment and Modifications...............................16
         9.3      Extensions and Waivers....................................16
         9.4      Successors and Assigns....................................17
         9.5      Survival of Representations, Warranties and Covenants.....17
         9.6      Headings; Definitions.....................................17
         9.7      Severability..............................................17
         9.8      Specific Performance......................................17
         9.9      Expenses..................................................18
         9.10     Notices...................................................18
         9.11     Governing Law.............................................18
         9.12     Arbitration...............................................18
         9.13     Counterparts..............................................19
         9.14     Certain Definitions.......................................19


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Schedules

         3.1      Certificate of Formation and Operating Agreement of BP
                  Acquisition
         4.4      Liens

Exhibits

         A -      Form of Consent and  General  Release of Trident
         B -      Form of Consent and  General  Release  of CSOR
         C -      Form  of  Assignment  of  Partnership Interests
         D -      Form of Power of Attorney E - Form of Adoption Agreement


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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into this ____ day of July, 2004, by and between BPK RESOURCES, INC. a Nevada corporation (the "Company"), and BP PREFERRED ACQUISITION, LLC, a Delaware limited liability company ("BP Acquisition").

                                    RECITALS

      WHEREAS, the Board of Directors of the Company and the Manager of BP Acquisition have approved, and deem it advisable and in the best interests of their respective companies and stockholders or interest holders, as the case may be, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement; and

      WHEREAS, the Company wishes to sell to BP Acquisition, and BP Acquisition wishes to purchase, certain assets of the Company (together with all other transactions contemplated hereby, the "Transactions"); and

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

1.1   THE PURCHASE AND SALE.

      Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

      (a) the Company shall sell, and BP Acquisition shall purchase, the following assets of the Company:

            (i) One hundred percent (100%) of the Company's ownership interest in CSR-Hackberry Partners, L.P. (the "CSR-Hackberry Interest");

            (ii) One hundred percent (100%) of the Company's ownership interest in BPK-South Valentine, L.P. (the "South Valentine Interest");

            (iii) One hundred percent (100%) of the Company's ownership interest in PH Gas, L.P. (the "PH Gas Interest");



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            (iv) One hundred percent (100%) of the Company's  ownership interest in Touchstone Resources 2001-Hackberry Drilling Fund, L.P. (the "2001 Hackberry Interest");

            (v) One hundred percent (100%) of the Company's ownership interests in Louisiana Shelf Partners, L.P. (the "LSP Interest");

            (vi) One hundred percent (100%) of the Company's ownership interests in PHT Partners, L.P. (the "PH Partners Interest"); and

            (vii)  One  hundred  percent  (100%)  of  the  Company's   ownership
interests  in LS  Gas,  LLC  (the  "LS  Gas  Interest"  and  together  with  the
CSR-Hackberry Interest, South Valentine Interest, PH Gas Interest, 2001 Hackberry Interest, LSP Interest, and PH Partners Interest, the "Interests"); and

      (b) BP Acquisition shall cause the Company to be released from any and all liabilities and obligations under the following notes and agreements:

            (i) the Loan Agreement, dated April 25, 2002 (the "Loan Agreement"), by and between the Company and Trident Growth Fund, L.P. ("Trident"), the Security Agreement, dated April 25, 2002 (the "Security Agreement"), by and between the Company and Trident, and the 12% Secured Convertible Note, dated April 25, 2002, in the principal amount of $1,500,000, issued to Trident (the "April Note" and together with the Loan Agreement and Security Agreement, the "April Loan Documents");

            (ii) the First Amended Loan Agreement, dated July 29, 2003, between the Company and Trident (the "Amended Loan Agreement"), the First Amended Security Agreement, dated July 29, 2003, by and between the Company and Trident (the "Amended Security Agreement") and the 12% Secured Convertible Note, dated July 29, 2003, in the principal amount of $600,000, issued to Trident (the "July Note"; and together with the Amended Loan Agreement and the Amended Security Agreement, the "July Loan Documents"; and together with the April Loan Documents, the "Trident Loan Documents"); and

            (iii) the 10%  Promissory  Note,  dated  ___________,  2003,  in the
original   principal   amount   $1,500,000,   originally   issued  to  Endeavour
International Corporation (f/k/a Continental Southern Resources, Inc.) and currently held by CSOR Preferred Liquidation, LLC, a Delaware limited liability company ("CSOR"), with an outstanding principal balance of $670,000 (the "CSOR Note") and any and all other agreements and documents related to the CSOR Note (together with the CSOR Note, the "CSOR Loan Documents").

      (c) By purchasing the Interests, BP Acquisition will be the sole owner of the Interests and all of the rights and obligations incident to such ownership and will be solely responsible for all capital calls, capital contributions and any and all other Liabilities related to the Interests.


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                                   ARTICLE II

                                   THE CLOSING

2.1   CLOSING DATE.

      The closing of the Transactions (the "Closing") shall take place at a time and on a date to be specified by the parties (the "Closing Date") at the offices of Duane Morris LLP, 51 Haddonfield Road, Suite 340, Cherry Hill, New Jersey, 08002, or at such other place as may be mutually agreed upon in writing by the parties hereto.

2.2   CLOSING TRANSACTIONS.

      (a) At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            (i) BP Acquisition shall deliver or cause to be delivered to the Company the following documents and/or shall take the following actions:

               (A) The following documents executed by Trident:

                  (1) Consent and General Release in substantially the form
            attached hereto as Exhibit A;

                  (2) The April Note;

                  (3) The July Note;

                  (4) All UCC-3 Termination Statements, mortgage satisfaction pieces and any other documents necessary to terminate any and all security interests of Trident under the Trident Loan Documents; and

                  (5) Any and  all  other  agreements, documents or certificates necessary or desirable to consummate the Transactions;

               (B)  The  following  documents  executed  by CSOR:

                  (1) Consent  and General  Release in substantially the form attached hereto as Exhibit B;

                  (2) The CSOR Note; and

                  (3) Any and  all  other  agreements, documents or certificates necessary or desirable to consummate the transactions contemplated hereby; and


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               (C) The following  documents  executed by BP Acquisition:

                  (1)  The  certificate  described  in Section 6.2(c);

                  (2) An incumbency certificate signed by the Manager of BP
            Acquisition dated at or about the Closing Date;

                  (3) A  certificate  of good standing from the Secretary of
            State of the State of Delaware, dated at or about the Closing Date, to the effect that BP Acquisition is in good standing under the laws of said state;

                  (4)Certificate  of Formation of BP Acquisition certified by the Secretary of State of the State of Delaware at or about the Closing Date, and the Operating Agreement of BP Acquisition certified by the Managing Member of BP Acquisition at or about the Closing Date;

                  (5)Resolutions  of  the  Managing Member of BP Acquisition
            dated at or about the Closing Date authorizing the Transactions, certified by the Managing Member of BP Acquisition;

                  (6)Assignment   of   Partnership   Interests   executed
            by   BP Acquisition in substantially the form attached hereto as
            Exhibit C;

                  (7)Power of  Attorneys  executed by BP Acquisition as required by the partnership agreement of the partnership to which each Interest relates, in substantially the form attached hereto as Exhibit D;

                  (8) Adoption  Agreement  executed by BP Acquisition and the general  partner  of  each  partnership  as  required  by  the
            partnership   agreement  of  the  partnership  to  which  each
            Interest relates, in substantially the form attached hereto as Exhibit E;

                  (9) All  agreements,  documents  and certificates required by the Operating Agreement of LS Gas, LLC to be executed by BP Acquisition in order to transfer the LS Gas Interest; and

                  (10)Documents  required by Trident that evidence that BP
            Acquisition is assuming all of the obligations of the Company owed to Trident ; and

            (ii) The Company shall deliver or cause to be delivered to BP Acquisition the following documents and/or shall take the following actions:

                  (A) Certificates or agreements evidencing all of the Interests or, if applicable, an affidavit of lost certificate in lieu thereof;

                  (B) Assignment of Partnership Interests executed by the Company in substantially the form attached hereto as Exhibit C;


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                  (C) All agreements, documents and certificates required by the
Operating Agreement of LS Gas, LLC to be executed by the Company or LS Gas, LLC in order to transfer the LS Gas Interest;

                  (D) The certificate described in Section 6.1(c);

                  (E) An incumbency certificate signed by an executive officer of the Company dated at or about the Closing Date;

                  (F) Articles of Incorporation and Bylaws of the Company certified by the Secretary of the Company at or about the Closing Date; and

                  (G) Board resolutions of the Company dated at or about the Closing Date authorizing the Transactions, certified by the Secretary of the Company; and

            (b) Each of the parties to this Agreement shall have otherwise executed any and all documents and agreements, delivered any and all consents or approvals and shall have taken all such other actions as are required under this Agreement to effect the Transactions.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF BP ACQUISITION

                  BP Acquisition hereby makes the following representations and warranties to the Company.

3.1   ORGANIZATION AND QUALIFICATION.

      BP Acquisition is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. BP Acquisition is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. BP Acquisition has no subsidiaries. True, correct and complete copies of the Certificate of Formation and Operating Agreement of BP Acquisition, as amended the date, are attached hereto as Schedule 3.1.

3.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

      BP Acquisition has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by BP Acquisition and the performance by BP Acquisition of its obligations hereunder and the consummation of the Transactions have been duly authorized by its Managers and all other necessary company action on the part of BP Acquisition and no other company proceedings on the part of BP Acquisition are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by BP Acquisition and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of BP Acquisition, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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3.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      Neither the execution and delivery of this Agreement by BP Acquisition nor the performance by BP Acquisition of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with BP Acquisition's Certificate of Formation or Operating Agreement; (ii) violate any statute, law, ordinance, rule or regulation applicable to BP Acquisition or any of the properties or assets of BP Acquisition; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of BP Acquisition under, or result in the creation or imposition of any Liens upon any properties, assets or business of BP Acquisition under, any material contract or any order, judgment or decree to which BP Acquisition is a party or by which BP Acquisition or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

3.4   INVESTMENT INTENT.

      The Interests being acquired in connection with the Transactions are being acquired for BP Acquisition's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of the Interests. BP Acquisition acknowledges and agrees that the Interests have not been registered under the Securities Act or under any state securities laws, and that the Interests may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. BP Acquisition also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Interests or passed upon or endorsed the merits of the transfer of the Interests, this Agreement or the Transactions; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. BP Acquisition has such Knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Interests, and BP Acquisition has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. Each of the Members of BP Acquisition is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.


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3.5   BROKERS AND FINDERS FEES.

      Neither BP Acquisition nor any of its officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Transactions for which BP Acquisition has or could have any liability.

3.6   ACQUIRING INTERESTS SUBJECT TO EXISTING LIENS HELD BY TRIDENT GROWTH FUND,
      LP.

      The Interests being acquired in connection with the Transactions are being acquired subject to liens held by Trident. BP Acquisition shall execute any documents necessary for Trident to perfect its security interest in the Interests and all other assets of BP Acquisition and BP Acquisition shall take no action that would detrimentally effect Trident security interests in the Interests being acquired or any other assets of BP Acquisition.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby makes the following representations and warranties to BP Acquisition:

4.1   ORGANIZATION AND QUALIFICATION.

      The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

4.2   AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

      The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the Transactions have been duly authorized by its Board of Directors and all other necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.


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4.3   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      Neither the execution and delivery of the Agreement by the Company nor the performance by the Company of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with the Company's Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any Lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

4.4   TITLE TO THE INTERESTS.

      Except for the security interest of Trident Growth Fund, LP in each of the Interests and as set forth in Schedule 4.4, the Company has good and marketable title to the Interests, and the Interests are owned of record and beneficially by the Company, free and clear of any Liens. Except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Interests. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of any of the Interests, and there is no indebtedness of the Company or its subsidiaries issued and outstanding that has general voting rights with respect to any of the Interests. Except for this Agreement, there are no outstanding obligations of any Person to repurchase, redeem or otherwise acquire any of the Interests.

4.5   BROKERS AND FINDERS.

      Neither the Company nor any of its officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Transactions for which the Company has or could have any liability.

                                    ARTICLE V

                                CERTAIN COVENANTS


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5.1   ACCESS TO INFORMATION.

      At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to Section 5.2 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

5.2   CONFIDENTIALITY.

      (a) Confidentiality. Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Transactions in strict confidence, shall not use such information except for the sole purpose of evaluating the Transactions and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Transactions (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, each party shall immediately return to the other party all such information, all copies thereof and all information prepared by the receiving party based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that
(i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.


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5.3   BEST EFFORTS; CONSENTS.

      Subject to the terms and conditions herein provided, each of the Company and BP Acquisition agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with the others in connection with the foregoing, including using its reasonable efforts to (i) obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the Transactions, (ii) make all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iii) lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the Transactions, (iv) effect all necessary registrations and filings and submissions of information requested by Governmental Authorities, and (v) fulfill all conditions to this Agreement. Each of the Company and BP Acquisition shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Transactions.

5.4   FURTHER ASSURANCES.

      Subject to Section 5.3, each of the parties hereto agrees to use its reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Transactions, including, but not limited to (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) to the extent consistent with the obligations of the parties set forth in Section 5.3, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

5.5   PUBLIC ANNOUNCEMENTS.

      The Company and BP Acquisition shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to the Company, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

5.6   NOTIFICATION OF CERTAIN MATTERS.

      Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences which would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

5.7   PROHIBITION ON TRADING IN SECURITIES.

      BP Acquisition acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any Person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, BP Acquisition shall not purchase or sell any securities of the Company, or communicate such information to any other Person.

5.8   SCHEDULES AND EXHIBITS.

      Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement prior to the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder prior to the execution of this Agreement, all such Schedules and Exhibits shall be produced by such party within five (5) Business Days thereafter, but in no event shall such Schedules and Exhibits be delivered less than three (3)
Business Days prior to the Closing. The Schedules and Exhibits produced subsequent to the execution of this Agreement shall be given such force and effect as though such Schedules and Exhibits were produced on the date of execution of this Agreement.

                                   ARTICLE VI

                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

6.1   CONDITIONS TO OBLIGATIONS OF BP ACQUISITION.

      The obligations of BP Acquisition to consummate the Transactions shall be subject to the fulfillment, or written waiver by BP Acquisition, at or prior to the Closing, of each of the following conditions:

      (a) The representations and warranties of the Company set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

      (b) The Company shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

      (c) There shall be delivered to BP Acquisition an officer's certificate of the Company to the effect that the conditions set forth in Section 6.1(a) and
(b) have been satisfied; and

      (d) The Company shall have delivered to BP Acquisition any certificates evidencing the Interests or an affidavit of lost certificate in lieu thereof in accordance with Section 2.2(a)(ii)(A).

6.2   CONDITIONS TO OBLIGATIONS OF THE COMPANY.

      The obligations of the Company to consummate the Transactions shall be subject to the fulfillment, or written waiver by the Company, at or prior to the Closing of each of the following conditions:

      (a) The representations and warranties of BP Acquisition set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

      (b) BP Acquisition shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by BP Acquisition on or prior to the Closing Date;

      (c)There shall be delivered to the Company a certificate of the Manager of BP Acquisition to the effect that the conditions set forth in Section 6.2(a) and
(b) hereof have been satisfied;

      (d)BP Acquisition shall have delivered to the Company all documents executed by Trident in accordance with Section 2.2(a)(i)(A);

      (e)BP Acquisition shall have delivered to the Company all documents executed by CSOR in accordance with Section 2.2(a)(i)(B); and

      (f)BP Acquisition shall have delivered to the Company all documents identified in Sections 2.2(a)(i)(C)-(J).

6.3   OTHER CONDITIONS TO OBLIGATIONS OF THE COMPANY AND BP ACQUISITION.

      The obligations of the Company and BP Acquisition to consummate the Transactions shall be subject to the fulfillment, or written waiver by each of the Company and BP Acquisition, at or prior to the Closing, of each of the following conditions:

      (a) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local Governmental Authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Transactions shall have been secured; and

      (b) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or restricts the consummation of the Transactions.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1   INDEMNIFICATION BY BP ACQUISITION.

      From and after the Closing Date, BP Acquisition shall indemnify and hold harmless the Company and its respective officers and directors (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by BP Acquisition herein, in any certificate, or in any other document delivered herewith or otherwise required hereby at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by the BP Acquisition, and (iii) any misrepresentation made by the BP Acquisition, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by BP Acquisition pursuant hereto or in connection with the Transactions.

7.2   INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM.

      (a) Upon obtaining Knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Company shall give written notice ("Notice of Claim") of such claim or demand to BP Acquisition, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 7.2(b) hereof, no failure or delay by the Company in the performance of the foregoing shall reduce or otherwise affect the obligation of BP Acquisition to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected BP Acquisition's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

      (b)If the claim or demand set forth in the Notice of Claim given by the Company pursuant to Section 7.2(a) hereof is a claim or demand asserted by a third party, BP Acquisition shall have fifteen (15) days after the date on which Notice of Claim is given to notify the Company in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If BP Acquisition elects to defend such third party claim or demand, the Company shall make available to BP Acquisition and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist BP Acquisition in the defense of, such third party claim or demand, and so long as BP Acquisition is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If BP Acquisition elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to BP Acquisition of both BP Acquisition and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and BP Acquisition will pay the fees and expenses of such counsel. If BP Acquisition does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at BP Acquisition's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of BP Acquisition under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of BP Acquisition, which consent shall not be unreasonably withheld or delayed.

      (c)BP Acquisition and the Company and the other Indemnified Party, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information;

      (d)Except for third party claims being defended in good faith, BP Acquisition shall satisfy its obligations under this Article VII in respect of a valid claim for indemnification hereunder which is not contested by BP Acquisition in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

7.3   INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS.

      In the event any Indemnified Party should have an indemnification claim against BP Acquisition under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to BP Acquisition in writing and in reasonable detail. The failure by any Indemnified Party to so notify BP Acquisition shall not relieve BP Acquisition from any liability that it may have to such Indemnified Party, except to the extent that BP Acquisition has been actually prejudiced by such failure. If BP Acquisition does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that BP Acquisition disputes such claim, such claim specified by BP Acquisition in such notice shall be conclusively deemed a liability of BP Acquisition under this Article VII and BP Acquisition shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If BP Acquisition disputes its liability with respect to such claim in a timely manner, BP Acquisition and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration pursuant to
Section 9.12.

7.4   LIMITATIONS ON INDEMNIFICATION.

      No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnify shall be enforced against, BP Acquisition to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from BP Acquisition, such Indemnified Party shall promptly repay to BP Acquisition such amount recovered.

7.5   EXCLUSIVE REMEDY.

      The indemnification provisions of this Article VII (i) shall be the exclusive remedy following the Closing with respect to breaches thereof, (ii) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise and (iii) are intended to be comprehensive and not to be limited by any requirements of law concerning prominence of language or waiver of any legal right under any law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit). The obligations of the parties set forth in this Article VII shall be conditioned upon the Closing having occurred.

8.1   TERMINATION.

      This Agreement may be terminated at any time prior to the Closing:

      (a)by mutual consent of the Company and BP Acquisition;

      (b)by the Company or BP Acquisition if any Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Transactions and such injunction, order, decree, ruling or other action shall have become final and nonappealable;

      (c)by the Company or BP Acquisition upon written notice to the other party if any of the conditions to the Closing set forth in Section 6.3 shall have become incapable of fulfillment by the Closing Date and shall not have been waived in writing by the Company or BP Acquisition, respectively.

      (d)by the Company upon written notice to BP Acquisition if any of the conditions to the Closing set forth in Section 6.2 shall have become incapable of fulfillment by the Closing Date and shall not have been waived in writing by the Company; or

      (e)by BP Acquisition upon written notice to the Company if any of the conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by the Closing Date and shall not have been waived in writing by BP Acquisition.

8.2   PROCEDURE AND EFFECT OF TERMINATION.

      In the event of termination of this Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Transactions shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of a party to perform a covenant, obligation or agreement in this Agreement or from the breach by the Company or BP Acquisition of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. If this Agreement is terminated as provided herein:

      (a)each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Transactions, whether obtained before or after the execution hereof; and

      (b)each party agrees that all Confidential Information received by the Company or BP Acquisition with respect to the other party, this Agreement or the Transactions shall be kept confidential notwithstanding the termination of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1   ENTIRE AGREEMENT.

      This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.2      AMENDMENT AND MODIFICATIONS.

                  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

         9.3      EXTENSIONS AND WAIVERS.

                  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

9.4   SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Article VII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.5   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The representations and warranties contained herein shall survive the Closing and shall thereupon terminate twelve (12) months from the Closing, except that the representations contained in Sections 3.1, 3.2, 4.1 and 4.2 shall survive indefinitely. All covenants, conditions, obligations and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants, conditions, obligations and agreements contained herein shall not survive the Closing and shall thereupon terminate.

9.6   HEADINGS; DEFINITIONS.

      The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

9.7   SEVERABILITY.

      If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

9.8   SPECIFIC PERFORMANCE.

      The parties hereto agree that in the event that BP Acquisition fails to consummate the Transactions in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Company shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

9.9   EXPENSES.

      Whether or not the Transactions are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Transactions shall be paid by the party incurring such expenses.

9.10  NOTICES.

      All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

If to the Company:                            with a copy to:
-----------------------------------           ----------------------------------
BPK Resources, Inc.                           Duane Morris LLP
111 Presidential Boulevard                    51 Haddonfield Road
Suite 165                                     Cherry Hill, NJ 08002
Bala Cynwyd, PA 19004                         Attention: Vincent A. Vietti, Esq.
Attention:  Chief Executive Officer

If to BP Acquisition:
---------------------
BP Preferred Acquisition, LLC
-----------------------------------
-----------------------------------
Attention:
          -------------------------

9.11  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Nevada General Corporation Law shall apply to the internal corporate governance of the Company or the Delaware Limited Liability Company Act apply to the internal corporate governance of BP Acquisition.

9.12  ARBITRATION.

      If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

9.13  COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

9.14  CERTAIN DEFINITIONS.

      As used herein:

      (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

      (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia, Pennsylvania;

      (c) "Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by the Company, on the one hand, or BP Acquisition, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other;

      (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

      (e)"Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

      (f) "Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

      (g) "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any applicable law, rule or regulation and those arising under any contract, agreement, arrangement, commitment or undertaking;

      (h) "Liens" shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, outstanding capital calls, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

      (i) "Material Adverse Effect" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of: (i) in the case of BP Acquisition, BP Acquisition and its subsidiaries, if any, which is material to BP Acquisition and its subsidiaries, if any, taken as a whole, or
(ii) in the case of the Company, the Company and its subsidiaries, if any, that is material to the Company and its subsidiaries, if any, taken as a whole;

      (j)  "Person"  shall  mean  any  individual,   corporation,   partnership,
association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

      (k) "SEC" shall mean the Securities and Exchange Commission; and

      (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       BPK RESOURCES, INC.


                                       By: /s/ Christopher Giordano
                                          --------------------------------------
                                             CHRISTOPHER GIORDANO, CEO


                                       BP PREFERRED ACQUISITION, LLC


                                       By:  FEQ Gas, LLC, Manager
                                             By: FEQ INVESTMENTS, INC. Manager


                                       By:   /s/ Ernest A. Bartlett
                                          --------------------------------------
                                             Ernest A. Bartlett, President

      Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules have been omitted:

      Schedules

      3.1   Certificate  of Formation and Operating  Agreement of BP Acquisition
            4.4 Liens

      Exhibits

        A - Form of Consent and  General  Release of Trident
        B - Form of Consent and General Release of CSOR
        C - Form of Assignment of Partnership Interests
        D - Form of Power of Attorney
        E - Form of Adoption Agreement

      The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.